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Exhibit 23(b)

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Target Corporation 401(k) Plan of Target Corporation of our report dated February 27, 2002, with respect to the consolidated financial statements of Target Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended February 2, 2002, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
March 19, 2003

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  Exhibit 23(b)
Consent of Independent Auditors